                                   EXHIBIT 2

                      Reorganization and Merger Agreement

                             Dated August 14, 1998

                                                                       EXHIBIT 2

--------------------------------------------------------------------------------


                      REORGANIZATION AND MERGER AGREEMENT

                                  BY AND AMONG

                         COMMERCIAL FEDERAL CORPORATION

                COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK,

                                   [NEWSUB],

                      MIDLAND FIRST FINANCIAL CORPORATION

                                      AND

                                  MIDLAND BANK



                          DATED AS OF AUGUST 14, 1998


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

----------------------------------------------------------------------------------

ARTICLE I    THE COMPANY MERGER AND RELATED MATTERS............................  1
        1.1  The Company Merger................................................  1
        1.2  Effective Time of the Company Merger..............................  2
        1.3  Conversion of Shares..............................................  2
        1.4  Dissenting Shares.................................................  3
        1.5  Directors and Officers............................................  3
        1.6  Company Stock Options.............................................  3
        1.7  Exchange of Certificates..........................................  4
        1.8  Shareholders' Approvals...........................................  5
        1.9  Cooperation; Regulatory Approvals.................................  5
       1.10  Closing...........................................................  5
       1.11  Right to Revise the Structure of the Transaction..................  5
       1.12  Liquidation and the Bank Merger...................................  5
       1.13  Midland Bank Preferred Stock......................................  6
       1.14  Directors and Officers of Midland Bank............................  6

ARTICLE II   REPRESENTATIONS AND WARRANTIES OF COMPANY
             AND MIDLAND BANK..................................................  6
        2.1  Organization, Good Standing, Authority, Insurance, Etc............  6
        2.2  Capitalization....................................................  7
        2.3  Ownership of Subsidiaries.........................................  7
        2.4  Financial Statements and Reports..................................  8
        2.5  Absence of Undisclosed Liabilities................................  9
        2.6  Absence of Changes................................................  9
        2.7  Dividends, Distributions and Stock Purchases and Sales............  9
        2.8  Information Statement.............................................  9
        2.9  No Broker's or Finder's Fees......................................  9
       2.10  Litigation and Other Proceedings.................................. 10
       2.11  Compliance with Law............................................... 10
       2.12  Corporate Actions................................................. 10
       2.13  Authority......................................................... 11
       2.14  Employment Arrangements........................................... 11
       2.15  Employee Benefits................................................. 12
       2.16  Information Furnished............................................. 13
       2.17  Property and Assets............................................... 13
       2.18  Agreements and Instruments........................................ 14
       2.19  Material Contract Defaults........................................ 14
       2.20  Tax Matters....................................................... 14
       2.21  Environmental Matters............................................. 15
       2.22  Loan Portfolio; Portfolio Management.............................. 15
       2.23  Real Estate Loans and Investments................................. 16
       2.24  Derivatives Contracts............................................. 16

       2.25  Insurance..........................................................16
       2.26  Year 2000..........................................................17
       2.27  Preferred Stock....................................................17

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF COMMERCIAL
             AND THE BANK.......................................................18
        3.1  Organization, Good Standing, Authority, Insurance, Etc.............18
        3.2  Capitalization.....................................................18
        3.3  Ownership of Subsidiaries..........................................18
        3.4  Financial Statements and Reports...................................19
        3.5  Absence of Changes.................................................20
        3.6  No Broker's or Finder's Fees.......................................20
        3.7  Compliance With Law................................................20
        3.8  Corporate Actions..................................................20
        3.9  Authority..........................................................20
       3.10  Information Furnished..............................................21
       3.11  Litigation and Other Proceedings...................................21
       3.12  Consideration......................................................21

ARTICLE IV   COVENANTS..........................................................21
        4.1  Investigations; Access and Copies..................................21
        4.2  Conduct of Business of the Company and the Company Subsidiaries....22
        4.3  No Solicitation....................................................23
        4.4  Shareholder Approval...............................................24
        4.5  Filing of Regulatory Applications..................................24
        4.6  Consents...........................................................24
        4.7  Publicity..........................................................24
        4.8  Cooperation Generally..............................................24
        4.9  Additional Financial Statements and Reports........................25
       4.10  Conforming Adjustments.............................................25
       4.11  D&O Indemnification and Insurance..................................26
       4.12  Company's Employee Plans and Benefit Arrangements..................26
       4.13  Update Disclosures.................................................27
       4.14  Update Year 2000 Compliance Information............................27

ARTICLE V    CONDITIONS OF THE MERGER; TERMINATION OF AGREEMENT.................27
        5.1  General Conditions.................................................27
        5.2  Conditions to Obligations of Commercial............................28
        5.3  Conditions to Obligations of Company...............................30
        5.4  Termination of Agreement and Abandonment of Company Merger.........30

ARTICLE VI    TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES................... 31
         6.1  Termination; Lack of Survival of Representations and Warranties... 31
         6.2  Payment of Expenses............................................... 31

ARTICLE VII   CERTAIN POST-MERGER AGREEMENTS.................................... 33
         7.1  Employees......................................................... 33
         7.2  Noncompetition Agreement.......................................... 33

ARTICLE VIII  GENERAL........................................................... 33
         8.1  Amendments........................................................ 33
         8.2  Confidentiality................................................... 33
         8.3  Governing Law..................................................... 34
         8.4  Notices........................................................... 34
         8.5  No Assignment..................................................... 35
         8.6  Headings.......................................................... 35
         8.7  Counterparts...................................................... 35
         8.8  Construction and Interpretation................................... 35
         8.9  Entire Agreement.................................................. 35
        8.10  Severability...................................................... 35
        8.11  No Third Party Beneficiaries...................................... 35
        8.12  Enforcement of Agreement.......................................... 35

Schedules:
Schedule I   Disclosure Schedule for the Company and Midland Bank (furnished separately)
Schedule II  Disclosure Schedule for Commercial
             and the Bank
Exhibits:
Exhibit A    Form of Bank Plan of Merger
Exhibit B    Form of Voting Agreement
Exhibit C    Form of Noncompetition Agreement
Exhibit D    Form of Opinion of Counsel for the Company
Exhibit E    Form of Opinion of Counsel for Commercial

                      REORGANIZATION AND MERGER AGREEMENT

================================================================================

     THIS REORGANIZATION AND MERGER AGREEMENT ("Agreement") is dated as of August 14, 1998, by and among COMMERCIAL FEDERAL CORPORATION, a Nebraska corporation ("Commercial"), COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK, a federally chartered stock savings bank (the "Bank"), a to-be-formed Missouri corporation ("NewSub"), MIDLAND FIRST FINANCIAL CORPORATION, a Missouri corporation ("Company") and MIDLAND BANK, a Missouri-chartered commercial bank ("Midland Bank").

     WHEREAS, Company owns all of the issued and outstanding common stock of Midland Bank, except for director qualifying shares, and Commercial owns all of the issued and outstanding capital stock of the Bank and the Bank will own all of the issued and outstanding capital stock of NewSub;

     WHEREAS, the parties have determined that it would be desirable and in the best interests of their respective stockholders for the Company and Midland Bank to be acquired by Commercial and the Bank and the parties intend that such acquisition be accomplished by merger of NewSub into the Company pursuant to Revenue Ruling 73-427 (the "Company Merger"), and immediately following the Company Merger, Company shall be liquidated into the Bank (the "Liquidation") and immediately following the Liquidation, Midland Bank shall be merged with and into the Bank (the "Bank Merger") in accordance with the Bank Plan of Merger attached as Exhibit A hereto (the "Bank Plan of Merger");

     WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Commercial's willingness to enter into this Agreement, Thomas H. Brouster has entered into a voting agreement in the form attached hereto as Exhibit B (the "Voting Agreement").

     NOW THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                     THE COMPANY MERGER AND RELATED MATTERS

     1.1  The Company Merger.  At the Effective Time (as defined in Section 1.2
          ------------------
hereof), NewSub shall be merged with and into the Company pursuant to the provisions herein. The Company Merger shall be effected in accordance with any and all applicable provisions of The General and Business Corporation Law of Missouri ("GBCLM"). The Company shall thereafter continue as the surviving corporation under the name of "Midland First Financial Corporation." Company after the Effective Time is sometimes referred to in this Agreement as the "Surviving Corporation." At and after the Effective Time:

          (1)  The separate existence of NewSub shall cease.

          (2) The Articles of Incorporation and the Bylaws of Company in effect immediately prior to the Company Merger shall continue as the Articles of Incorporation and Bylaws of the Surviving Corporation after the Company Merger.

          (3) The Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties of each of Company and NewSub; and possess all and singular rights, privileges, power and franchises of each of Company and NewSub, and possess all property, real, personal and mixed, and all debts due to either of Company and NewSub on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of Company and NewSub, shall be vested in the Surviving Corporation; and all property, rights, privileges, power and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of Company and NewSub, and the title to any real estate vested by deed or otherwise, in either of Company and NewSub, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of Company or NewSub shall be preserved unimpaired, and all debts, liabilities and duties of Company and NewSub shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it. Any action or proceeding, whether civil, criminal or administrative, pending by or against either Company or NewSub shall be prosecuted as if the Company Merger had not taken place, and the Surviving Corporation may be substituted as a party in such action or proceeding in place of Company or NewSub.

     1.2  Effective Time of the Company Merger.  As soon as practicable after
          ------------------------------------
each of the conditions set forth in Article V hereof have been satisfied or waived, NewSub and Company will file, or cause to be filed, articles of merger with the Secretary of State of Missouri, which articles of merger shall be in the form required by and executed in accordance with the applicable provisions of the GBCLM. The Company Merger shall become effective upon the issuance of a certificate of merger by the Secretary of State of Missouri (the "Effective Time").

      1.3 Conversion of Shares.  The manner and basis of the conversion of the
          --------------------
respective outstanding shares of capital stock of the Company and NewSub and the consideration which the respective record holders thereof shall be entitled to receive pursuant to the Company Merger shall be as follows:

          (a) Company Common Stock.  At the Effective Time each share of the
              --------------------
common stock, par value $1.00 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (except treasury shares, Dissenting Shares (as defined in Section 1.4) and shares, if any, held by Commercial, the Company or any of their subsidiaries other than in a fiduciary capacity or pursuant to a debt previously contracted), shall automatically by virtue of the effectiveness of the Company Merger and without the necessity of any action on the part of the holder thereof, be canceled and converted into the right to receive $282.794 in cash. The amount payable for each share of Company Common Stock was determined in the manner set forth in Section 1.3(a) of
Schedule I.

          (b) Company Preferred Stock.   Each share of the Series 1997 Perpetual
              -----------------------
Preferred Stock of the Company (the "Company Preferred Stock"), $100 designated value, issued and outstanding immediately prior to the Effective Time shall automatically by virtue of the effectiveness of the Company Merger and without the necessity of any action on the part of the holder thereof, be canceled and converted into the right to receive $100 in cash.

          (c) NewSub Common Stock.  Each share of common stock of NewSub issued
              -------------------
and outstanding immediately prior to the Effective Time shall, automatically by virtue of the effectiveness of the Company Merger and without necessity of any action on the part of the holder thereof, be canceled and converted into one share of common stock of the Surviving Corporation.

     The "Merger Consideration" shall comprise those amounts provided for in subparagraphs (a) and (b) of this Section 1.3.

     1.4  Dissenting Shares.  Any shares of Company Common Stock or Company
          -----------------
Preferred Stock held by a holder who dissents from the Company Merger, and becomes entitled to obtain from Commercial payment for the value of such shares of Company Common Stock or Company Preferred Stock pursuant to the applicable provisions of the GBCLM shall be herein called "Dissenting Shares." Any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall not be entitled to receive the Merger Consideration; provided, however, that each share of Company Common Stock or Company Preferred Stock held by a dissenting stockholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of the GBCLM or otherwise fails to establish the right of such stockholder to be paid the value of such stockholders' shares under the GBCLM, shall be deemed to be converted into the right to receive the Merger Consideration only and no other consideration.

     1.5  Directors and Officers.  The directors and officers of the Surviving
          ----------------------
Corporation after the Effective Time, who shall hold office until their resignation or removal or until their successors have been elected and qualified in accordance with law and the Surviving Corporation's Articles of Incorporation and Bylaws, shall be those persons designated by Commercial. Unless otherwise requested by Commercial, each of the directors and officers of the Company shall submit his or her written resignation at the Closing to be effective at the Effective Time.

     1.6  Company Stock Options.  Thomas H. Brouster, the sole holder of an
          ---------------------
option to purchase Company Common Stock, shall receive, at the Effective Time, an amount in cash determined by multiplying the number of shares of Company Common Stock subject to option by an amount equal to the difference between the Merger Consideration and the per share exercise price of such option. The amount payable to Thomas H. Brouster with respect to his options pursuant to this Section 1.6 was determined in the manner set forth in
Section 1.3 of Schedule I.

      1.7 Exchange of Certificates.
          ------------------------

          (a) At the Effective Time, Commercial shall deposit or cause to be deposited with an exchange agent appointed by Commercial with the consent of the Company (which consent shall not be unreasonably withheld) (the "Exchange Agent") for the benefit of the holders of the Company Common Stock and the Company Preferred Stock such funds as may be payable for the aggregate Merger Consideration.

          (b) After the Effective Time, holders of certificates theretofore evidencing outstanding shares of Company Common Stock or the Company Preferred Stock (other than Dissenting Shares and as provided in Section 1.3(a)), upon surrender of such certificates to the Exchange Agent, shall be entitled to receive the Merger Consideration for each share. As soon as practicable after the Effective Time, the Exchange Agent will send a notice and transmittal form to each Company shareholder of record at the Effective Time whose Company Common Stock or Company Preferred Stock, shall have been converted into the Merger Consideration advising such shareholder of the effectiveness of the Company Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing such stock in exchange for the Merger Consideration. Except with respect to Dissenting Shares, upon surrender, each certificate evidencing Company Common Stock or Company Preferred Stock shall be canceled.

          (c) Until surrendered as provided in this Section 1.7 hereof, each outstanding certificate which, prior to the Effective Time, represented Company Common Stock or Company Preferred Stock (other than Dissenting Shares and shares canceled at the Effective Time pursuant to Section 1.3(a) hereof) will be deemed for all corporate purposes to evidence only the right to receive cash in accordance with the provisions of this Agreement and shall not be deemed to confer upon the holder thereof any voting, dividends or other rights of a shareholder of the surviving corporation. After the Effective Time, there shall be no further registration of transfers on the records of the Company of outstanding certificates formerly representing shares of Company Common Stock or Company Preferred Stock and, if a certificate formerly representing such shares is presented to Commercial, it shall be forwarded to the Exchange Agent for cancellation and exchange for the Merger Consideration.

          (d) In the event any certificate for Company Common Stock or Company Preferred Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration, provided, however, that Commercial may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Commercial, the Company, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

      1.8 Shareholders' Approvals.  The Company shall, at the earliest
          -----------------------
practicable date, obtain approval to the Company Merger of its common and preferred shareholders by consent or otherwise (the "Shareholder Approvals"). The affirmative approval of the holders of at least two-thirds of the issued and outstanding shares of Company Common Stock and the affirmative approval of at least a majority of the issued and outstanding shares of the Company Preferred Stock, in each case, entitled to vote shall be required for such approval.

      1.9 Cooperation; Regulatory Approvals.  The parties shall cooperate and
          ---------------------------------
use reasonable best efforts to complete the transactions contemplated hereunder at the earliest practicable date. Each party shall cause each of their affiliates and subsidiaries to cooperate, in the preparation and submission by them, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Missouri Division of Finance (the "Division"), the Office of Thrift Supervision ("OTS"), Federal Trade Commission ("FTC"), Department of Justice ("DOJ"), applicable Secretary of State, other regulatory authorities, holders of the voting shares of common stock of the Company, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Agreement. At the date hereof, none of the parties is aware of any reason that the regulatory approvals required to be obtained by it would not be obtained.

      1.10  Closing.  If (i) this Agreement has been duly approved by the
            -------
shareholders of the Company, and (ii) all relevant conditions of this Agreement have been satisfied or waived, a closing (the "Closing") shall take place as promptly as practicable thereafter at the principal office of Commercial at which the parties hereto will exchange certificates, opinions, letters and other documents as required hereby and will make the filings described in Section 1.2 hereof. Such Closing will take place as soon as practicable as agreed by the parties, provided, however, that, except as otherwise agreed to by the parties,
         --------  -------
the Closing shall be no more than thirty (30) days after the satisfaction or waiver of all conditions and/or obligations contained in Article V of this Agreement and shall in no event be prior to December 18, 1998.

      1.11  Right to Revise the Structure of the Transaction. Commercial
            ------------------------------------------------
shall, in its reasonable discretion, have the unilateral right to revise the structure of the corporate reorganization contemplated by this Agreement in order to achieve tax benefits or for any other reason which they may deem advisable; provided, however, that Commercial and Company shall not have the
           --------  -------
right to make any revision to the structure of the reorganization which (i) changes the form, time of payment or amount of the consideration payable hereunder, (ii) would unreasonably impede or delay consummation of the transactions contemplated herein or (iii) would result in treatment for Federal income tax purposes of receipt by a shareholder of Company of the Merger Consideration set forth herein as a taxable dividend.

     1.12 The Liquidation and the Bank Merger.  Immediately following the
          -----------------------------------
Effective Time, the Bank shall cause the Company to adopt a plan of liquidation providing for the liquidation and dissolution of the Company in accordance with Missouri law and immediately following the liquidation Commercial and the Bank shall take all necessary action to cause the Bank Merger to become effective in accordance with the Bank Plan of Merger. The Bank Merger will be approved by the Bank immediately after the Company Merger and the liquidation.

     1.13 Midland Bank Preferred Stock.  At the direction of Commercial, but no
          ----------------------------
earlier than twenty (20) days prior to the Closing, the Company shall provide notice to each holder of shares of the Midland Bank Preferred Stock, in accordance with Paragraph 11 of the Shareholders Agreement dated December 28, 1994 as amended as of November and December 1997 pursuant to separate agreements with each of the holders of Midland Bank Preferred Stock, of exercise of the option by the Company to purchase all of the shares of the Midland Bank Preferred Stock owned by such holder. All shares of Midland Bank Preferred Stock shall thereafter be delivered to the Exchange Agent free and clear of all liens and with full stock powers or other satisfactory evidence of transfer of title and ownership to the Company, subject to receipt of payment, on or prior to the Closing for delivery to the Company as of the Effective Time. Commercial shall deposit with the Exchange Agent the necessary amount to make payment for the Midland Bank Preferred Stock in accordance with Paragraph 11 of the Shareholders Agreement, as amended. The amount that the parties expect to be deposited with the Exchange Agent is $100 per share of Bank Preferred Stock based upon the expected payment of dividends on the Midland Bank Preferred Stock immediately prior to the Effective Time.

     1.14 Directors and Officers of Midland Bank.  Each director and officer of
          --------------------------------------
Midland Bank as of the Effective Time shall, unless otherwise requested by Commercial, submit his/her written resignation at the Closing to be effective as of the Effective Time. Any shares of Midland Bank Common Stock owned by any such persons shall be repurchased by Midland Bank no later than the date of the Closing at a price in cash equal to the amount initially paid for such stock by such person.


                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF COMPANY
                                AND MIDLAND BANK

     Company and Midland Bank represent and warrant to Commercial that, except as disclosed in Schedule I attached hereto:

      2.1 Organization, Good Standing, Authority, Insurance, Etc.  The Company
          ------------------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. Section 2.1 of Schedule I lists each direct and indirect subsidiary of the Company and Midland Bank (individually a "Company Subsidiary" and collectively the "Company Subsidiaries") (unless otherwise noted herein all references to a "Company Subsidiary" or to the "Company Subsidiaries" shall include Midland Bank). Each of the Company Subsidiaries is duly organized, validly existing, and in good standing under the laws of the respective jurisdiction under which it is organized, as set forth in Section 2.1 of Schedule I. Each of the Company and each Company

Subsidiary has all requisite power and authority and is duly qualified and licensed to own, lease and operate its properties and conduct its business as it is now being conducted. The Company has delivered to Commercial a true, complete and correct copy of the articles of incorporation, charter, or other organizing document and of the bylaws, as in effect on the date of this Agreement, of Company and each Company Subsidiary. The Company and each Company Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole. All eligible accounts of Midland Bank are insured by the Bank Insurance Fund ("BIF") to the maximum extent permitted under applicable law. The Company is duly registered as a bank holding company under the BHCA.

     The minute books of the Company and the Company Subsidiaries contain complete and accurate records of all meetings and other corporate actions held or taken of their respective shareholders and Boards of Directors (including the committees of such Boards).

      2.2 Capitalization.  The authorized capital stock of the Company consists
          --------------
of (i) 300,000 shares of Company Common Stock of which 226,000 shares were issued and outstanding as of the date of this Agreement and (ii) 65,000 shares of Company Preferred Stock, of which 53,118 shares were issued and outstanding as of the date of this Agreement. All outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in
Section 2.2 of Schedule I, there are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any of the Company's capital stock from the Company and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind (collectively, "Stock Contract") to which the Company or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the Company's capital stock.

      2.3 Ownership of Subsidiaries.  The authorized capital stock of  Midland
          -------------------------
Bank consists of (i) 16,400 shares of Midland Bank Class A Common Stock of which 16,400 shares were issued and outstanding as of the date of this Agreement and 2,000 shares of Class B Common Stock all of which Class A shares (other than seven director qualifying shares) are owned of record and beneficially by the Company and (ii) 62,500 shares of Midland Bank Preferred Stock (the "Midland Bank Preferred Stock") of which 62,500 shares were issued and outstanding as of the date of this Agreement and are owned by 28 persons and entities, most of which are banks and bank holding companies located in Missouri. Except as set forth in Section 2.3 of Schedule I, all the outstanding shares of the capital stock of the Company Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by the Company or a Company Subsidiary free and clear of any lien, claim, charge, restriction or encumbrance (collectively, "Encumbrance"). Except as set forth in Section 2.3 of Schedule I, all of the outstanding capital stock or other ownership interests in all of the Company Subsidiaries is owned by the Company. All outstanding shares of common stock and preferred stock of the Company Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except with respect to the Shareholders Agreement dated as of November and December 1997 pursuant to separate agreements with each of the holders of Midland Bank Preferred Stock and the Company Stock Options referred to in Section 1.6 hereof, there are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Company Subsidiary and no contracts to which the Company or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Company Subsidiaries. Neither the Company nor any Company Subsidiary owns any of the capital stock or other equity securities (including securities convertible or exchangeable into such securities) of or profit participations in any company except as set forth in Section 2.3 of
Schedule I.

      2.4 Financial Statements and Reports.  For the past five years, the
          --------------------------------
Company and the Company Subsidiaries have timely filed all reports and documents required to be filed by them with the FRB, the Division or the FDIC under various financial institution laws and regulations except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; and all such documents, as finally amended, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent stated therein or in Section 2.4 to Schedule I, all financial statements and schedules included in the documents referred to in the preceding sentences (or to be included in similar documents to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after December 31, 1997) in accordance with the Company's books and records and those of any of the Company Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after December 31, 1997, will present) fairly the consolidated balance sheet and the consolidated statements of operations, stockholders' equity and cash flows of the Company and the Company Subsidiaries as of the dates and for the period indicated in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except for the omission of notes to unaudited statements, year end adjustments to interim results and changes to generally accepted accounting principles). The consolidated financial statements of the Company at December 31, 1997 and for the year then ended and the consolidated financial statements for all periods thereafter up to the Closing reflect or will reflect, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) of the Company and the Company Subsidiaries required to be reflected in such financial statements according to generally accepted accounting principles and contain or will contain adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any as of such date. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to the Company or the Company Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at December 31, 1997 or for transactions effected or actions occurring or omitted to be taken after December 31, 1997 (i) in the ordinary course of business, or (ii) as permitted by this Agreement.

     2.5  Absence of Undisclosed Liabilities.  Except (i) as disclosed in
          ----------------------------------
Section 2.5 of Schedule I, (ii) as reflected, noted or adequately reserved against in the financial statements referred to in Section 2.4 herein, or (iii) for deposits incurred in the ordinary course of business consistent with past practice, Company and the Company Subsidiaries do not have any material liabilities (whether accrued, absolute, contingent or otherwise).

      2.6 Absence of Changes.
          ------------------

          (a) Since December 31, 1997 to the date hereof, Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course of business and, there has been no material adverse change in the business, properties, financial condition, results of operations or assets of the Company and the Company Subsidiaries, taken as a whole. There is no occurrence, event or development of any nature existing or, to the best knowledge of the Company, threatened which may reasonably be expected to have a material adverse effect upon the business, properties, financial condition, operations or assets of Company or any Company Subsidiary.

          (b) Since December 31, 1997, each of the Company and the Company Subsidiaries has owned and operated their respective assets, properties and businesses in the ordinary course of business and consistent with past practice.

     2.7  Dividends, Distributions and Stock Purchases and Sales.  Except as
          ------------------------------------------------------
disclosed in Section 2.7 of Schedule I, since December 31, 1997 to the date hereof, Company has not declared, set aside, made or paid any dividend or other distribution in respect of Company Common Stock, or purchased, issued or sold any shares of Company Common Stock.

      2.8 Information Statement.  At the time the Information Statement is
          ---------------------
mailed to the shareholders of the Company for the approval of the Company Merger and at all times subsequent to such mailings up to and including the times of such approval, such Information Statement (including any supplements thereto), with respect to all information set forth therein relating to the Company (including the Company Subsidiaries), its shareholders and representatives, Company Common Stock, Company Preferred Stock and all other transactions contemplated hereby, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading, and shall comply in all material respects with applicable state law.

      2.9 No Broker's or Finder's Fees.  Except as set forth in Section 2.9 of
          ----------------------------
Schedule I, no agent, broker, investment banker, person or firm acting on behalf or under authority of the Company or any of the Company Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Company Merger or any other transaction contemplated hereby.

      2.10     Litigation and Other Proceedings.  Except as set forth in Section
               --------------------------------
2.10 of Schedule I, (i) neither the Company nor any Company Subsidiary is a defendant in, nor is any of its property subject to, any pending, or, to the best knowledge of the management of the Company, threatened, claim, action, suit, investigation, or proceeding, or subject to any judicial order, judgment or decree (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of Company or any Company Subsidiary.

      2.11     Compliance with Law.
               -------------------

          (a) The Company and the Company Subsidiaries are in compliance in all material respects with all laws and regulations applicable to their respective business or operations or with respect to which compliance is a condition of engaging in the business thereof, and neither the Company nor any Company Subsidiary has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

          (b) The Company and each of its Subsidiaries have all material permits, licenses, certificates of authority, orders and approvals of, and have made all material filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their respective business as they are presently conducted.

      2.12     Corporate Actions.
               -----------------

          (a) The Boards of Directors of the Company and Midland Bank have duly authorized their respective officers to execute and deliver this Agreement and to take all action necessary to consummate the Company Merger and the other transactions contemplated hereby. The Board of Directors of the Company has authorized and directed the submission for the Shareholders Approval of this Agreement, together with the Company Merger and any other action requiring such approval. All corporate authorization by the Board of Directors of the Company required for the consummation of the Company Merger has been obtained. The Company, in its capacity as sole shareholder of Midland Bank, has approved this Agreement.

          (b) The Company's Board of Directors has taken or will take all necessary action to exempt this Agreement, and the transactions contemplated hereby and thereby from, (i) any applicable state takeover laws, (ii) any Missouri laws limiting or restricting the voting rights of shareholders, (iii) any Missouri laws requiring a shareholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," "interested shareholder" or person or entity of similar type, and (iv) any provision in its or any of the Company

Subsidiaries' articles/certificate of incorporation, charter or bylaws, (A) restricting or limiting stock ownership or the voting rights of shareholders, or
(B) requiring a shareholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," interested shareholder" or person or entity of similar type.

      2.13     Authority.  Except as set forth in Section 2.13 of Schedule I,
               ---------
the execution, delivery and performance of this Agreement by the Company and Midland Bank and the Bank Plan of Merger by Midland Bank (at the time it is to be executed) do not violate any of the provisions of, or constitute a default under or give any person the right to terminate or accelerate payment or performance under (i) the articles of incorporation or bylaws of the Company, the articles of incorporation, charter or bylaws of any Company Subsidiary, (ii) any regulatory restraint on the acquisition of the Company or control thereof,
(iii) any law, rule, ordinance, or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of the Company Subsidiaries is subject or (iv) any other material agreement, material lease, material contract, note, mortgage, indenture, arrangement or other obligation or instrument ("Contract") to which the Company or any of the Company Subsidiaries is a party or is subject or by which any of their properties or assets is bound. The parties acknowledge that the consummation of the Company Merger and the other transactions contemplated hereby are subject to various regulatory approvals. The Company and Midland Bank have all requisite corporate power and authority to enter into this Agreement and, with respect to Midland Bank, the Bank Plan of Merger and to perform their respective obligations hereunder and thereunder, except, with respect to this Agreement and the Company Merger, the approval of the Company's shareholders required under applicable law. Other than the receipt of Governmental Approvals (as defined in Section 5.1(c)), the approval of shareholders and the consents specified in Schedule I with respect to the Contracts, no consents or approvals are required on behalf of Company in connection with the consummation of the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligation of the Company and Midland Bank and each is enforceable in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors rights generally and general principles of equity.

      2.14     Employment Arrangements.  Except as disclosed in Section 2.14 of
               -----------------------
Schedule I, there are no employment, severance or other agreements, plans or arrangements with any current or former directors, officers or employees of Company or any Company Subsidiary which may not be terminated without penalty (including any augmentation or acceleration of benefits) on 30 days or less notice to such person. No payments to directors, officers or employees of the Company or the Company Subsidiaries resulting from the transactions contemplated hereby will cause the imposition of excise taxes under Section 4999 of the Code or the disallowance of a deduction to the Company or any Company Subsidiary pursuant to Sections 162, 280G or any other section of the Code.

      2.15     Employee Benefits.
               -----------------

          (a) Neither the Company nor any of the Company Subsidiaries maintains any funded deferred compensation plans (including profit sharing, pension, savings, restricted stock, phantom stock or stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than any plans ("Employee Plans") set forth in Section 2.15 of
Schedule I (true and correct copies of which have been delivered to Commercial). None of Company or any of the Company Subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. The Employee Plans intended to be qualified under Section 401(a) of the Code are so qualified, and Company is not aware of any fact which would adversely affect the qualified status of such plans. Except as disclosed in
Section 2.15 of Schedule I, neither the Company nor any of the Company Subsidiaries (a) provides health, medical, death or survivor benefits to any former employee or beneficiary thereof (except in accordance with COBRA requirements under applicable employment laws), or (b) maintains any form of current (exclusive of base salary and base wages) or deferred compensation, bonus, stock option, stock appreciation right, benefit, severance pay, retirement, incentive, group or individual health insurance, welfare or similar plan or arrangement for the benefit of any single or class of directors, officers or employees, whether active or retired (collectively "Benefit Arrangements").

          (b) Except as disclosed in Section 2.15 to Schedule I, all Employee Plans and Benefit Arrangements which are in effect were in effect for substantially all of calendar year 1997 and there has been no material amendment thereof (other than amendments required to comply with applicable law) or no material increase in the cost thereof or benefits payable thereunder on or after January 1, 1997.

          (c) Each Employee Plan and Benefit Arrangement (i) has been administered to date, and will be administered until the Closing, in accordance with the requirements prescribed by any and all statutes, governmental or court orders, or rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such Employee Plans or Benefit Arrangements, (ii) has, in a timely, accurate, and proper manner, both filed all required government reports and made all required employee communications, and
(iii) between the date of this Agreement and the Closing, will complete and file all such required reports. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by Company or any Company Subsidiary which is covered by Title I of ERISA, which could subject any person to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Code which could have an adverse effect on the business, assets, financial condition, results of operations or prospects of Company or any Company Subsidiary; nor to the best knowledge of Company has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived; nor has Company or any Company Subsidiary failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. Neither Company nor any Company Subsidiary has incurred or expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of Commercial, or any of its affiliates at or after the Effective Time.

          (d) On or before 30 days after execution hereof, the Company will provide Commercial with true and complete copies of the following documents where applicable to any Employee Plan or Benefit Arrangement: (i) each plan document or agreement, and any amendments thereto, and related trust agreements, insurance contracts and policies, annuity contracts, and any other funding arrangement; (ii) the most recent summary plan description and summary of material modifications; (iii) for the three most recent plan years, Form 5500 Annual Return/Report and all actuarial and financial reports and appraisals; and (iv) the most recent determination letter received from the Internal Revenue Service, plus any open requests and all other rulings received from any governmental agency. Within 60 days of the date hereof, the Company or Midland Bank shall provide Commercial with documentation, reasonably satisfactory to Commercial, demonstrating that the requirements of Sections 401(k), 401(m), 404, 410, 412, 415, and 416 of the Code have been satisfied by each Employee Plan that is intended to qualify under Section 401 of the Code.

      2.16     Information Furnished.  No statement contained in any schedule,
               ---------------------
certificate or other document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of Company to Commercial pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. No information material to the Company Merger and which is necessary to make the representations and warranties not misleading, to the best knowledge of the Company, has been withheld from Commercial.

      2.17     Property and Assets.  The Company and the Company Subsidiaries
               -------------------
have good and marketable title to all of their real property reflected in the financial statements at December 31, 1997, referred to in Section 2.4 hereof, or acquired subsequent thereto, free and clear of all Encumbrances, except for (a) such items shown in such financial statements or in the notes thereto, (b) liens for current real estate taxes not yet delinquent, (c) customary title exceptions that have no material adverse effect upon the value of such property, (d) property sold or transferred in the ordinary course of business since the date of such financial statements, (e) pledges or liens incurred in the ordinary course of business and (f) as otherwise specifically indicated in Section 2.17 of Schedule I. Company and the Company Subsidiaries enjoy peaceful and undisturbed possession under all material leases for the use of real property under which they are the lessee; all of such leases are valid and binding and in full force and effect and neither Company nor any Company Subsidiary is in default in any material respect under any such lease. Copies of all leases to which the Company or any Company Subsidiary is party and copies of all deeds and other ownership documents relating to all real property owned by the Company or any Company Subsidiary have been or will be provided to Commercial. No consent of the lessor of any material real property or material personal property lease is required for consummation of the Company Merger except as set forth in Section 2.17 of Schedule I. Except as set forth in Section 2.17 of Schedule I, there has been no material physical loss, damage or destruction, whether or not covered by insurance, affecting the real properties of Company and the Company Subsidiaries since December 31, 1997. All property and assets material to their business and currently used by Company and the Company Subsidiaries are, in all material respects, in good operating condition and repair, normal wear and tear excepted.

      2.18  Agreements and Instruments.  Except as set forth in Section 2.18
            --------------------------
of Schedule I, neither the Company nor any Company Subsidiary is a party to (a) any material agreement, arrangement or commitment not made in the ordinary course of business, (b) any agreement, indenture or other instrument relating to the borrowing of money by the Company or any Company Subsidiary or the guarantee by the Company or any Company Subsidiary of any such obligation, (c) any agreements to make loans or for the provision, purchase or sale of goods, services or property between Company or any Company Subsidiary and any director or officer of Company, or any member of the immediate family or affiliate of any of the foregoing, (d) any agreements with or concerning any labor or employee organization to which Company or any Company Subsidiary is a party, (e) any agreements between Company or any Company Subsidiary and any five percent or more shareholder of Company, and (f) any agreements, directives, orders, or similar arrangements between or involving the Company or any Company Subsidiary and any state or federal regulatory authority. The Shareholders Agreement dated as of November and December 1997 pursuant to separate agreements with each of the holders of Midland Bank Preferred Stock is a legal, valid and binding agreement of the Company and each of the parties enforceable in accordance with its terms.

      2.19  Material Contract Defaults.  Neither the Company nor any Company
            --------------------------
Subsidiary nor the other party thereto is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which the Company or a Company Subsidiary is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on the Company or any Company Subsidiary, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

      2.20  Tax Matters.
            -----------

          (a) The Company and each of the Company Subsidiaries have duly and properly filed all federal, state, local and other tax returns required to be filed by them and have made timely payments of all taxes due and payable, whether disputed or not; the current status of audits of such returns by the Internal Revenue Service ("IRS") and other applicable agencies is as set forth in Section 2.20 of Schedule I; and, except as set forth in Section 2.20 of
Schedule I, there is no agreement by the Company or any Company Subsidiary for the extension of time or for the assessment or payment of any taxes payable. Except as set forth in Section 2.20 of Schedule I, neither the IRS nor any other taxing authority is now asserting or, to the best knowledge of

Company, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is Company aware of any basis for any such assertion or claim. The Company and each of the Company Subsidiaries have complied in all material respects with applicable IRS backup withholding requirements and, in all material respects, have filed all appropriate information reporting returns for all tax years for which the statute of limitations has not closed. The Company and each Company Subsidiary have complied in all material respects with all applicable state law sales and use tax collection and reporting requirements.

          (b) Adequate provision for any federal, state, local, or foreign taxes due or to become due for the Company or any of the Company Subsidiaries for any period or periods through and including December 31, 1997, has been made and is reflected on the December 31, 1997 audited Company consolidated financial statements and has been or will be made with respect to periods ending after December 31, 1997.

      2.21  Environmental Matters.  Except as set forth in Section 2.21 of
            ---------------------
Schedule I, neither the Company nor any Company Subsidiary owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Except as set forth in Section
2.21 of Schedule I, neither the Company nor any Company Subsidiary has knowledge of, nor has the Company or any Company Subsidiary received written notice from any governmental or regulatory body of, any conditions, activities, practices or incidents which is reasonably likely to interfere with or prevent compliance or continued compliance with hazardous substance laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or chemical, or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to Company's knowledge, threatened against Company or any Company Subsidiary relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder.

      2.22  Loan Portfolio; Portfolio Management.
            ------------------------------------

          (a) All evidences of indebtedness reflected as assets in the consolidated balance sheet of Company as of December 31, 1997, or acquired since such date, are (except with respect to those assets which are no longer assets of the Company or any Company Subsidiary) binding obligations of the respective obligers named therein except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding may be brought, and the payment of no material amount thereof (either individually or in the aggregate with other evidences of indebtedness) is subject to any defenses which have been threatened or asserted against the

Company or any Company Subsidiary. All such indebtedness which is secured by an interest in real property is secured by a valid and perfected mortgage lien having the priority specified in the loan documents. All loans originated or purchased by the Company or a Company Subsidiary were at the time entered into and at all times since in compliance in all material respects with all applicable laws (including, without limitation, all consumer protection laws) and regulations. The Company and the Company Subsidiaries administer their respective loan and investment portfolios (including, but not limited to, adjustments to adjustable mortgage loans) in accordance with all applicable laws and regulations and the terms of applicable instruments. The records of the Company and the Company Subsidiaries regarding all loans outstanding on their books are accurate in all material respects and the risk classification system has been established in accordance with the applicable regulatory requirements.

          (b) Section 2.22 of Schedule I sets forth a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of the Company and the Company Subsidiaries that have been adversely designated, criticized or classified by it as of June 30, 1998, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been adversely designated, classified or criticized as of the date hereof by any representative of any government entity as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by it or any of its Subsidiaries before the date hereof.

          (c) Section 2.22 of Schedule I sets forth a list of all participation loans as of June 30, 1998.

      2.23  Real Estate Loans and Investments.  Except for properties
            ---------------------------------
acquired in settlement of loans, there are no facts, circumstances or contingencies known to the Company or any Company Subsidiary which exist which would require a material reduction under generally accepted accounting principles in the present carrying value of any of the real estate investments, joint ventures, construction loans, other investments or other loans of the Company or any Company Subsidiary (either individually or in the aggregate with other loans and investments).

      2.24  Derivatives Contracts.  Neither the Company nor any of the
            ---------------------
Company Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, swap, floor or collar financial contract or any other contract not included on its Balance Sheet which is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that are identified in Thrift Bulletin No. 65 or otherwise referred to as structured notes (each, a "Structured Note"), except for those Derivatives Contracts and Structured Notes set forth in Section 2.24 of Schedule I, including a list, as applicable, of any of its or any of the Company Subsidiaries' assets pledged as security for a Derivatives Contract.

      2.25  Insurance.  Except as set forth in Section 2.25 of Schedule I,
            ---------
the Company and the Company Subsidiaries have in effect insurance coverage with reputable insurers which, in respect to amounts, types and risks insured, is reasonably adequate for the business in which the Company and the Company Subsidiaries are engaged. A schedule of all insurance policies in effect as to the Company and the Company Subsidiaries (the "Insurance Policies") is as set forth on Section 2.25 of Schedule I (other than policies pertaining to mortgage loans made in the ordinary course of business). Except as set forth on Section 2.25 of Schedule I, all Insurance Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, such premiums covering all periods from the date hereof up to and including the Effective Time shall have been paid on or before the Effective Time, to the extent then due and payable (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies, adequate reserves for which are reflected in the Company's financial statements). The Insurance Policies are valid, outstanding and enforceable in accordance with their respective terms and will not in any way be affected by, or terminated or lapsed solely by reason of, the transactions contemplated by this Agreement. Except as set forth on Section
2.25 of Schedule I, neither the Company nor any Company Subsidiary has been refused any insurance with respect to any material properties, assets or operations, nor has any coverage been limited or terminated by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

     2.26  Year 2000.   Company and Midland Bank represent and warrant to
          ---------
Commercial and the Bank that: (a) Company and Midland Bank's computer hardware and software systems used for the storage and processing of data (as used in this Section 2.26, "Systems") are or will be, Millennium Compliant as required by all FFIEC Year 2000 compliance guidelines, specifically including all FFIEC-mandated interim deadlines for testing and other Year 2000 compliance activities; (b) to the Company's knowledge, none of Company's or any Company's Subsidiary's Systems, operations or business functions will be materially adversely affected by the failure of any third party with whom Company has consistent dealings to be Millennium Compliant; (c) to the best of Company and Midland Bank's knowledge after due inquiry, all of its suppliers, customers and third party providers are Millennium Compliant; and (d) Company and Midland Bank have taken, all necessary and appropriate action to address and remedy any deficiencies in Company and Midland Bank's Systems from becoming Millennium Compliant. As used herein, "Millennium Compliant" shall mean the ability of Systems to provide the following functions, without human intervention, individually and in combination with other products or systems: (i) consistently handle data information before, during and after January 1, 2000, including but not limited to accepting data input, providing data output and performing calculations on dates or portions of dates; (ii) function accurately and without interruption before, during and after January 1, 2000 (including leap year computations), without any change in operations associated with the advent of a new century; (iii) respond to two-digit input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and
(iv) store and provide output of date information in ways that are unambiguous as to century.

      2.27  Preferred Stock.  Neither the Company nor Midland Bank is in
            ---------------
default or in arrears on dividends with respect to the issued and outstanding shares of Company Preferred Stock and Bank Preferred Stock, respectively, and
(ii) neither the Company nor Midland Bank is in default or in arrears with respect to the mandatory or optional redemption, purchase or other acquisition, retirement or other requirement of, or with respect to, any sinking or other similar fund or agreement for the redemption, purchase or other acquisition, retirement or other requirement of, or with respect to, any shares of Company Preferred Stock or Midland Bank Preferred Stock.


                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF COMMERCIAL
                                  AND THE BANK

     Commercial and the Bank represent and warrant to Company that, except as disclosed in Schedule II attached hereto:

      3.1 Organization, Good Standing, Authority, Insurance, Etc.  Commercial is
          ------------------------------------------------------
a corporation duly organized, validly existing, and in good standing under the laws of the State of Nebraska. Each of the subsidiaries of Commercial within the meaning of Section 10(a)(1)(G) of the Home Owners' Loan Act, as amended ("HOLA") (individually a "Commercial Subsidiary" and collectively the "Commercial Subsidiaries") is duly organized, validly existing, and in good standing under the laws of the respective jurisdiction under which it is organized. Commercial and each Commercial Subsidiary have all requisite power and authority and are duly qualified and licensed to own, lease and operate their respective properties and conduct their respective business as they are
now being conducted.   Commercial and each Commercial Subsidiary are qualified
to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Commercial and the Commercial Subsidiaries, taken as a whole.

      3.2 Capitalization.  The authorized capital stock of Commercial consists
          --------------
of 120,000,000 shares of Commercial common stock, par value $.01 per share, of which 42,091,912 shares were issued and outstanding as of the date of this Agreement (excluding shares issued as of the date hereof pursuant to Commercial's acquisition of First Colorado Bancorp, Inc.) and 10,000,000 shares of serial preferred stock, par value of $.01 per share, of which no shares were outstanding as of the date of this Agreement. All outstanding shares of Commercial common stock are duly authorized, validly issued and non-assessable.

      3.3 Ownership of Subsidiaries.  All the outstanding shares of the capital
          -------------------------
stock of the Commercial Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by Commercial or a Commercial Subsidiary free and clear of any Encumbrance. All of the outstanding capital stock or other ownership interests in all of the Commercial Subsidiaries is owned either by Commercial or the Bank. There are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Commercial Subsidiary and no contracts to which Commercial or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Commercial Subsidiaries.

      3.4 Financial Statements and Reports.  No registration statement, proxy
          --------------------------------
statement, schedule or report filed by Commercial or any Commercial Subsidiary with the SEC or the OTS under the 1933 Act, or the 1934 Act, on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For the past five years, Commercial and the Commercial Subsidiaries have timely filed all documents required to be filed by them with the SEC, the OTS, or the FDIC under various securities and financial institution laws and regulations, except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Commercial and the Commercial Subsidiaries, taken as a whole; and all such documents, as finally amended, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent stated therein and except as set forth at Section 3.4 of Schedule II, all financial statements and schedules included in the documents referred to in the preceding sentences (or to be included in similar documents to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after March 31, 1998) in accordance with Commercial's books and records and those of any of its Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after March 31, 1998 will present) fairly the consolidated statement of financial condition and the consolidated statements of operations, stockholders' equity and cash flows of Commercial and its Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles (except for the omission of notes to unaudited statements, year end adjustments to interim results and changes in generally accepted accounting principles). The consolidated financial statements of Commercial as of June 30, 1997 and for the year then ended and the consolidated financial statements for all periods thereafter up to the Closing disclose or will disclose, as the case may be, all liabilities (including contingent liabilities) as of such date of Commercial and the Commercial Subsidiaries, other than liabilities which are not, in the aggregate, material to Commercial and the Commercial Subsidiaries, taken as a whole, and contain or will contain in the opinion of management adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any as of such date. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to Commercial or the Commercial Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at June 30, 1997, or for transactions effected or actions occurring or omitted to be taken after June 30, 1997, (i) in the ordinary course of business, (ii) as permitted by this Agreement, or (iii) resulting from the consummation of acquisitions consummated since June 30, 1997.

      3.5 Absence of Changes.  Since June 30, 1997, there has been no material
          ------------------
adverse change in the business, properties, financial condition, results of operations or assets of Commercial and the Commercial Subsidiaries, taken as a whole. Since June 30, 1997, there is no occurrence, event or development of any nature existing or, to the best knowledge of Commercial, threatened which may reasonably be expected to have a material adverse effect upon the business, properties, financial condition, operations or assets of Commercial or any Commercial Subsidiary.

      3.6 No Broker's or Finder's Fees.  No agent, broker, investment banker,
          ----------------------------
person or firm acting on behalf or under authority of Commercial or any of the Commercial Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Company Merger or any other transaction contemplated hereby, except Commercial has engaged Merrill Lynch & Co., an investment banking firm, to provide financial advisory services whose fees and reasonable out-of-pocket expenses will be paid by Commercial.

      3.7 Compliance With Law.
          -------------------

          (a) Commercial and the Commercial Subsidiaries are in compliance in all material respects with all material laws and regulations applicable to their respective business or operations or with respect to which compliance is a condition of engaging in the business thereof, and neither Commercial nor any Commercial Subsidiary has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

          (b) Commercial and each of it Subsidiaries have all material permits, licenses, certificates of authority, orders and approvals of, and have made all material filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its respective business as it is presently conducted.

      3.8 Corporate Actions.  The Boards of Directors of Commercial and the Bank
          -----------------
have duly authorized its officers to execute and deliver this Agreement and to take all action necessary to consummate the Company Merger and the other transactions contemplated hereby. All corporate authorizations by the Boards of Directors of Commercial and the Bank required for the consummation of the Company Merger have been obtained. The shareholders of Commercial are not required to approve either the Company Merger, the Bank Merger or any of the other transactions contemplated by this Agreement. In its capacity as sole shareholder of NewSub, the Bank will approve the Company Merger and in its capacity as sole shareholder of the Bank, Commercial will approve the Bank Merger.

      3.9 Authority.  The execution, delivery and performance of this Agreement
          ---------
by Commercial, the Bank and NewSub and the Bank Plan of Merger by the Bank (at the time it is to be executed) do not violate any of the provisions of, or constitute a default under or give any person the right to accelerate payment or performance under (i) the articles of incorporation or bylaws of Commercial or the charter or articles of incorporation or bylaws or of any other Commercial

Subsidiary, (ii) any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which Commercial or any of the Commercial Subsidiaries is subject or (iii) any other Contract to which Commercial or any of the Commercial Subsidiaries is a party or is subject to or by which any of their properties or assets is bound which default, termination or acceleration would have a material adverse effect on the financial condition, business or results of operations of Commercial and the Commercial Subsidiaries, taken as a whole. The parties acknowledge that the consummation of the Company Merger and the other transactions contemplated hereby is subject to various regulatory approvals. Commercial has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. Other than the receipt of Government Approvals, no consents or approvals are required on behalf of Commercial or any Commercial Subsidiary in connection with the consummation of the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligations of Commercial and the Bank and are enforceable in accordance with their terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors' rights generally and general principles of equity.

      3.10     Information Furnished.  No statement contained in any schedule,
               ---------------------
certificate or other document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of Commercial to Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. No information material to the Company Merger and which is necessary to make the representations and warranties not misleading, to the best knowledge of Commercial, has been withheld from the Company.

      3.11     Litigation and Other Proceedings.  Except for matters which would
               --------------------------------
not have a material adverse effect on the business, financial condition or results of operations of Commercial and the Commercial Subsidiaries taken as a whole, neither Commercial nor any Commercial Subsidiary is a defendant in, nor is any of its property subject to, any pending, or, to the best knowledge of the management of Commercial, threatened, claim, action, suit, investigation, or proceeding, or subject to any judicial order, judgment or decree.

     3.12 Consideration.  At the Effective Time, Commercial will have sufficient
          -------------
cash on hand to pay an aggregate of $83.0 million, consisting of the items described in Section 1.3(a) of Schedule I.


                                   ARTICLE IV
                                   COVENANTS

      4.1 Investigations; Access and Copies.  Between the date of this Agreement
          ---------------------------------
and the Effective Time, each party agrees to give to the other party and its respective representatives and agents full access (to the extent lawful) to all of the premises, books, records and employees of it and its subsidiaries at all reasonable times, and to furnish and cause its subsidiaries to furnish to the other party and its respective agents or representatives access to and true and complete copies of such financial and operating data, all documents with respect to matters to which reference is made in Articles II or III of this Agreement or on any list, schedule or certificate delivered or to be delivered in connection herewith, and such other documents, records, or information with respect to the business and properties of it and its subsidiaries as the other party or its respective agents or representative shall from time to time reasonably request;
provided, however, that any such inspection (a) shall be conducted in such
--------  -------
manner as not to interfere unreasonably with the operation of the business of the entity inspected and (b) shall not affect any of the representations and warranties hereunder. Each party will also give prompt written notice to the other party of any event or development (x) which, had it existed or been known on the date of this Agreement, would have been required to be disclosed under this Agreement, (y) which would cause any of its representations and warranties contained herein to be inaccurate or otherwise materially misleading, or (z) which materially relate to the satisfaction of the conditions set forth in
Article V of this Agreement.

      4.2 Conduct of Business of the Company and the Company Subsidiaries.
          ---------------------------------------------------------------
Between the date of this Agreement and the Effective Time, the Company and Midland Bank agree:

          (a) That the Company and the Company Subsidiaries shall conduct their business only in the ordinary course, and maintain their books and records in accordance with past practices and not to take any action that would (i) adversely affect the ability to obtain the Governmental Approvals or (ii) adversely affect the Company's or Midland Bank's ability to perform its obligations under this Agreement;

          (b) That neither the Company nor Midland Bank shall, without the prior written consent of Commercial: (i) declare, set aside or pay any dividend or make any other distribution with respect to Company's or Midland Bank's capital stock, other than the accrued dividends required to be paid on the Company Preferred Stock and the Midland Bank Preferred Stock or from Midland Bank to the Company in an amount necessary to pay interest on the Company's outstanding $5.55 million loan or dividends on the Company preferred stock and operating expenses of the Company and expenses relating to the Company Merger as set forth in Section 4.2 of Schedule I; (ii) reacquire any of Company's outstanding shares of capital stock; (iii) issue or sell or buy any shares of capital stock of the Company or any Company Subsidiary; (iv) effect any stock split, stock dividend or other reclassification of Company's common stock; or (v) grant any options or issue any warrants exercisable for or securities convertible or exchangeable into capital stock of Company or any Company Subsidiary or grant any stock appreciation or other rights with respect to shares of capital stock of Company or of any Company Subsidiary. It is intended that the Company and Midland Bank will declare and pay preferred dividends accrued through the Closing immediately prior to the Closing ;

          (c) That Company and the Company Subsidiaries shall not, without the prior written consent of Commercial: (i) sell or dispose of any significant assets of the Company or of any Company Subsidiary other than in the ordinary course of business consistent with past practices; (ii) merge or consolidate the Company or any Company Subsidiary with or otherwise acquire any other entity, or file any applications or make any contract with respect to branching by any

Company Subsidiary (whether de novo, purchase, sale or relocation) or acquire or construct, or enter into any agreement to acquire or construct, any interest in real property (other than with respect to security interests in properties securing loans and properties acquired in settlement of loans in the ordinary course) or improvements to real property except as set forth in Section 4.2(c) of Schedule I; (iii) change the articles of incorporation, charter documents or other governing instruments of the Company or any Company Subsidiary, except as provided in this Agreement; (iv) grant to any executive officer, director or employee of the Company or any Company Subsidiary (A) any increase in annual compensation, except in a manner and amount consistent with past practice, or
(B) any bonus type payment except pursuant to existing bonus plans described in
Section 4.2 of Schedule I; (v) adopt any new or amend or terminate any existing Employee Plans or Benefit Arrangements of any type or employment arrangements of the type contemplated in Section 2.15 herein, except as specifically contemplated in this Agreement; (vi) authorize severance pay or other benefits for any officer, director or employee of Company or any Company Subsidiary;
(vii) incur any material indebtedness or obligation or enter into or extend any material agreement or lease, except in the ordinary course of business consistent with past practices; (viii) engage in any lending activities other than in the ordinary course of business consistent with past practices; (ix) form any new subsidiary or cause or permit a material change in the activities presently conducted by any Company Subsidiary or make additional investments in subsidiaries; (x) purchase any debt securities or derivative securities, including CMO or REMIC products, that are defined as "high risk mortgage securities" under OTS Thrift Bulletin No. 52 dated January 10, 1992 as revised or purchase any Derivatives Contracts or Structured Notes; (xi) purchase any equity securities; (xii) make any loan (other than loans in process as of the date hereof, as set forth in Section 4.2(c) of Schedule I) with a principal balance in excess of $2,000,000 or not in the ordinary course of business (even if less than $2,000,000 principal balance) (provided however, that Company shall furnish Commercial with written summaries of pertinent information regarding all of loans made in excess of $1,000,000); (xiii) authorize capital expenditures other than in the ordinary course of business; (xiv) adopt or implement any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles or adopt or implement any change in its methods of accounting for Federal income tax purposes; or (xv) make any loan in which participation interests therein are to be sold to other persons or entities other than to the Company or any Company Subsidiary or acquire a participation interest in a loan originated by another person or entity other than to the Company or Company Subsidiaries. The limitations contained in this Section 4.2(c) shall also be deemed to constitute limitations as to the making of any commitment with respect to any of the matters set forth in this Section 4.2(c).

      4.3 No Solicitation.  The Company will not authorize any officer,
          ---------------
director, employee, investment banker, financial consultant, attorney, accountant or other representative of Company or any Company Subsidiary, directly or indirectly, to initiate contact with any person or entity in an effort to solicit, initiate or encourage any "Takeover Proposal" (as such term is defined below). The Company will not authorize any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of the Company or any Company Subsidiary, directly or indirectly,
(A) to cooperate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets to, any person or entity in connection with any Takeover

Proposal; (B) to negotiate any Takeover Proposal with any person or entity; or
(C) to enter into any agreement, letter of intent or agreement in principle as to any Takeover Proposal. The Company will promptly give written notice to Commercial upon becoming aware of any Takeover Proposal, such notice to contain, at a minimum, the identity of the persons submitting the Takeover Proposal, a copy of any written inquiry or other communication, the terms of any Takeover Proposal, any information requested or discussions sought to be initiated and the status of any requests, negotiations or expressions of interest. As used in this Agreement with respect to the Company, "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger or other business combination involving the Company or any Company Subsidiary or for the acquisition of a ten percent (10%) or greater equity interest in Company or any Company Subsidiary, or for the acquisition of a substantial portion of the assets of Company or any Company Subsidiary.

      4.4 Shareholder Approvals.  The Company shall use its best efforts to
          ---------------------
obtain the Shareholder Approvals upon consent or otherwise of this Agreement and the Company Merger and related matters as soon as practicable but in no event later than 60 days after the date hereof. In connection with such meeting, the Company Board of Directors shall recommend approval of the Company Merger.

      4.5 Filing of Regulatory Applications.  Commercial shall use its best
          ---------------------------------
efforts to prepare, submit and file such required regulatory applications for acquisition of control of Company and any other applications required to be filed with any regulatory authorities in connection with the transactions contemplated hereby, including the Bank Merger within 45 days of the date hereof.

      4.6 Consents.  Company and Company Subsidiaries will use their best
          --------
efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit Company or Company Subsidiaries, as the case may be, to consummate the Company Merger.

      4.7 Publicity.  Between the date of this Agreement and the Effective Time,
          ---------
neither Commercial, the Bank, Company or any Company Subsidiary shall, without the prior approval of the other, issue or make, or permit any of its directors, employees, officers or agents to issue or make, any press release, disclosure or statement to the press or any third party (except general informational communications to the shareholders of the Company and Midland Bank) with respect to the Company Merger or the transactions contemplated hereto, except as required by law or applicable requirements of the New York Stock Exchange. The parties shall cooperate when issuing or making any press release, disclosure or statement with respect to Company Merger or the transactions contemplated hereby, except as required by law or applicable requirements of the New York Stock Exchange.

      4.8 Cooperation Generally.  Between the date of this Agreement and the
          ---------------------
Effective Time, Commercial, Company and their subsidiaries shall use their best efforts, and take all actions necessary or appropriate, to consummate the Company Merger and the other transactions contemplated by this Agreement at the earliest practicable date. If, at any time after the Effective Time, the Surviving Corporation or Commercial shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation or Commercial its right, title or interest in, to or under any of the rights, properties or assets of Company or Midland Bank or otherwise carry out the purposes of this Agreement, Company and Midland Bank and each of their respective officers and directors shall be deemed to have granted to the Surviving Corporation and Commercial an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation or Commercial and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation and Commercial are authorized in the name of Company, Midland Bank or otherwise to take any and all such action.

      4.9 Additional Financial Statements and Reports.  As soon as reasonably
          -------------------------------------------
practicable after they become publicly available, the Company shall furnish to Commercial and Commercial shall furnish to the Company, respectively, its balance sheet and related statements of operations, cash flows and stockholders' equity for all periods prior to the Closing. Except as specifically described therein, such financial statements will be prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition, results of operations and cash flows of the Company or Commercial, as the case may be (subject, in the case of unaudited financial statements, to (a) normal year-end adjustments, (b) any other adjustments described therein and (c) the absence of notes which, if presented, would not differ materially from those included in its most recent consolidated balance sheet). As soon as reasonably practicable, Company and Midland Bank shall provide to Commercial copies of all monthly boards of directors packages and minutes.

      4.10     Conforming Adjustments.  At the request of Commercial and in an
               ----------------------
amount specified by Commercial, prior to the Effective Time, the Company and such of the Company Subsidiaries as Commercial shall direct shall establish such additional accruals and reserves ("Conforming Adjustments") as may be necessary in the sole determination of Commercial to conform the Company's and the Company Subsidiaries' accounting practices and policies as well as to conform their interest rate risk position to those of Commercial(as such accounting practices and policies are to be applied to Company and the Company Subsidiaries from and after the Effective Time); provided, however, that Company and the Company Subsidiaries shall not be required to take such action until: (i) Company provides to Commercial a written statement dated the date of Closing certified by the Chairman of the Board, the President and the Chief Financial Officer of the Company, that the conditions in Sections 5.1 and 5.3 to be satisfied by the Company or the Company Subsidiaries or both of them have been satisfied or, alternatively, setting forth in detail the circumstances that have prevented such conditions from being satisfied (the "Reliance Certificate") and Commercial provides to the Company a Reliance Certificate relating to the conditions in
Section 5.1 and 5.2; and (ii) Commercial, after reviewing the Reliance Certificate, provides the Company a written waiver of any right it may have to terminate the Agreement which waiver shall contain an express condition precedent that Company and the Company Subsidiaries have established such additional Conforming Adjustments as requested by Commercial pursuant to this
Section 4.10.

No additional Conforming Adjustments taken by the Company and the Company Subsidiaries pursuant to this Section 4.10 shall be deemed in and of itself to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement.

      4.11  D&O Indemnification and Insurance.   For a period of three (3) years
            ---------------------------------
following the Effective Time, Commercial agrees that the Company Merger shall not affect or diminish any of the Company's duties and obligations of indemnification existing as of the Effective Time in favor of employees, agents, directors or officers of the Company or the Company Subsidiaries arising by virtue of its Articles of Incorporation or Bylaws in the form in effect at the date of this Agreement or arising by operation of law. Commercial shall cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of eighteen (18) months from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Commercial may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Commercial be required to expend more than 150% of the amount currently expended by the Company to maintain or procure insurance coverage for such eighteen (18) month period pursuant hereto.

      4.12     Company's Employee Plans and Benefit Arrangements
               -------------------------------------------------

          (a) If Commercial so requests, the Company and any Company Subsidiary shall develop a plan and timetable for terminating each Employee Plan and Benefit Arrangement as of the date of Closing, and, with the advance written consent of Commercial, shall be prepared to proceed with the implementation of said termination plan and timetable immediately prior to the Effective Time. The Company shall be solely responsible for all costs, expenses, and other obligations whatsoever arising out of or resulting from termination of any Employee Plan or Benefit Arrangement. Neither the Company nor any Company Subsidiary will establish any new benefit plan or arrangement for directors, officers, or employees, or amend (or commit to distribute any assets from) any Employee Plan or Benefit Arrangement without Commercial's prior written approval, except as otherwise provided herein.

          (b) With respect to any Employee Plans or Benefit Arrangements that provide for vesting of benefits, there shall be no discretionary acceleration of vesting without Commercial's prior written consent or consent to the termination of a tax qualified retirement plan.

          (c) The Company's 401(k) Profit Sharing Plan ("401(k) Plan") shall be terminated effective one day prior to the Effective Time to the extent legally permissible. In connection with such termination, Commercial shall apply to the IRS for a favorable determination letter on the tax-qualified status of the 401(k) Plan on termination under Code Section 401(a). Any and all distributions from the 401(k) Plan after its termination shall be made in a manner consistent with the 401(k) Plan and after receipt of the determination letter issued by the IRS relating to such termination.

          (d) Immediately prior to the Effective Time, the existing Employment Agreement between Mr. Thomas Brouster and the Company shall be terminated and Commercial and Mr. Brouster will enter into a non-competition agreement substantially in the form attached hereto as Exhibit C.

          (e) Commercial agrees to honor the terms of all other written employment agreements listed in Section 2.14 of Schedule I in accordance with their terms.

          (f) Notwithstanding any other provision of this Agreement to the contrary, in no event may any payments be made to directors, officers or employees of the Company or the Company Subsidiaries resulting from the transactions contemplated hereby to the extent that such payments will cause the imposition of excise taxes under Section 4999 of the Code or the disallowance of a deduction to Commercial, the Bank, the Company or any Company Subsidiary pursuant to Sections 162, 280G or any other section of the Code.

      4.13     Update Disclosures.  From and after the date hereof until the
               ------------------
Effective Time, Company shall promptly, but not less frequently than monthly, update Schedule I hereto by notice to Commercial to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein and which, in the case of all such updates other than the last such update prior to the Effective Time, reflect a material change from the information provided in Schedule I as of the date hereof; provided, however, that no such update shall affect the conditions to the obligation of Company to consummate the transactions contemplated hereby, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied.

     4.14 Update Year 2000 Compliance Information.  After the date hereof,
          ---------------------------------------
Company shall keep Commercial fully informed as to the status of its efforts to be Millennium Compliant, specifically including its success or failure in complying with FFIEC Year 2000 compliance guidelines, including FFIEC-mandated interim deadlines and other Year 2000 compliance activities.

                                   ARTICLE V
                           CONDITIONS OF THE MERGER;
                            TERMINATION OF AGREEMENT

      5.1 General Conditions.  The obligations of Commercial and the Company to
          ------------------
effect the Company Merger shall be subject to the following conditions:

          (a) Shareholder Approvals.  The holders of the outstanding shares of
              ---------------------
Company Common Stock and Company Preferred Stock shall have approved this Agreement and the Company Merger as specified in Section 1.8 hereof or as otherwise required by applicable law.

          (b) No Proceedings.  No order shall have been entered and remain in
              --------------
force restraining or prohibiting the Company Merger in any legal, administrative, arbitration, investigatory or other proceedings (collectively, "Proceedings") by any governmental or judicial or other authority.

          (c) Government Approvals.  To the extent required by applicable law or
              --------------------
regulation, all approvals of or filings with any governmental authority (collectively, "Governmental Approvals"), including without limitation those of the FRB, the OTS, the FDIC, the Division, the FTC and the DOJ, shall have been obtained or made and any waiting periods shall have expired in connection with the consummation of the Company Merger and the Bank Merger. All other statutory or regulatory requirements for the valid consummation of the Company Merger and related transactions shall have been satisfied.

      5.2 Conditions to Obligations of Commercial.  The obligations of
          ---------------------------------------
Commercial to effect the Company Merger and the transactions contemplated herein shall be subject to the following additional conditions:

          (a) Opinion of Counsel for Company.  Commercial shall have received
              ------------------------------
from Suelthaus & Walsh, P.C., counsel to Company, an opinion dated as of the Closing covering the matters to be set forth in Exhibit 5.2(a).

          (b) Required Consents.  In addition to Governmental Approvals, Company
              -----------------
and the Company Subsidiaries shall have obtained all necessary third party consents or approvals in connection with the Company Merger or the Bank Merger, the absence of which would materially and adversely affect Company and the Company Subsidiaries, taken as a whole; in this connection, the Company and the Company Subsidiaries shall obtain consents from all lessors to their respective real estate leases that may be required for consummation of the Company Merger or the Bank Merger.

          (c) No Material Adverse Change.  Between the date of this Agreement
              --------------------------
and the date of Closing, there shall not have occurred any material adverse change in the financial condition, business or results of operations of Company and the Company Subsidiaries, taken as a whole, other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles which impair both the Company and Commercial in a substantially similar manner.

          (d) Representations and Warranties to be True; Fulfillment of
              ---------------------------------------------------------
Covenants and Conditions.  The representations and warranties of the Company and
------------------------
Midland Bank shall be true in all material respects at the Effective Time with the same effect as though made at the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Company and Midland Bank shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under this Agreement on their part to be performed or complied with at or prior to the Effective Time; and Company and Midland Bank shall have delivered to Commercial a certificate, dated the Effective Time and signed by its chief executive officer and chief financial officer, to such effect. For purposes of this Section 5.2(d), materiality shall be determined with respect to the Company and the Company Subsidiaries, taken as a whole.

          (e) No Litigation.  Neither the Company nor any Company Subsidiary
              -------------
shall be a party to any pending litigation (other than existing litigation or claims described in Schedule I as it or they existed at the date hereof, the amount or nature of which has not been changed after the date hereof), reasonably probable of being determined adversely to the Company or any Company Subsidiary, which would have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole.

          (f) Regulatory Approval.  All Governmental Approvals required
              -------------------
hereunder to consummate the transactions contemplated hereby shall have been obtained without the imposition of any conditions which Commercial reasonably and in good faith determines to be unduly burdensome upon the conduct of the business of Commercial or the Bank.

          (g) Acceptance of Legal Matters.  The form and substance of all legal
              ---------------------------
matters contemplated hereby and all papers delivered hereunder shall be reasonably acceptable to Housley Kantarian & Bronstein, P.C., special counsel to Commercial and the Bank.

          (h) Environmental Reports.  Commercial, at its  expense, shall have
              ---------------------
received a Phase I Environmental Risk Report (as contemplated in OTS Thrift Bulletin #16) on (i) all commercial real estate owned of, (ii) all offices and premises used as facilities by, and (iii) all properties which serve as security for any commercial real estate loan having an original principal balance of $1,000,000 or more of, the Company or any Company Subsidiary, such reports or other reports derived therefrom or supplemental thereto to be satisfactory to Commercial. Commercial's right to terminate this Agreement due to failure of the condition set forth in this Section 5.2(j) shall only be applicable if the costs to cleanup, remove, remediate, or take any other action to bring such property or properties into material compliance with environmental laws exceed $250,000 in the aggregate and shall expire unless exercised by Commercial on or prior to three months from the date of this Agreement.

          (i) Dissenting Shareholders.  None of the shareholders of the Company
              -----------------------
shall have elected their dissenter and appraisal rights pursuant to GBCLM.

          (j) Year 2000.  Receipt of a certificate from the Company evidencing
              ---------
(i) that Company's and Midland Bank's computer hardware and software systems used for the storage and processing of data and the systems of all third party providers are Millennium Compliant, (ii) none of Company or any Company Subsidiary's Systems, operations or business functions will be materially adversely affected by the failure of any third party with whom Company has consistent dealings to be Millennium Compliant; (iii) Company and Midland Bank have taken all necessary and appropriate action to address and remedy any deficiencies in Company and Midland Bank's systems from becoming Millennium Compliant.

          (k) Receipt of Midland Bank Preferred Stock.  All of the outstanding
              ---------------------------------------
shares of the Midland Bank Preferred Stock shall have been delivered to the Exchange Agent on or prior to the Closing as provided in Section 1.13 hereof.

      5.3 Conditions to Obligations of Company.  The obligation of Company to
          ------------------------------------
effect the Company Merger and the transactions contemplated herein shall be subject to the following additional conditions:

          (a) Opinion of Counsel for Commercial.  Company shall have received
              ---------------------------------
from Housley Kantarian & Bronstein, P.C., special counsel to Commercial, and Fitzgerald, Schorr, Barmettler & Brennan, P.C. an opinion dated as of the Closing covering the matters to be set forth in Exhibit E.

          (b) Representations and Warranties to be True; Fulfillment of
              ---------------------------------------------------------
Covenants and Conditions.  The representations and warranties of Commercial
------------------------
shall be true in all material respects at the Effective Time with the same effect as though made at the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Commercial shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under this Agreement on their parts to be performed or complied with at or prior to the Effective Time; and Commercial shall have delivered to Company a certificate, dated the Effective Time and signed by its chief executive officer and chief financial officer, to such effect.

          (c) Acceptance of Legal Matters.  The form and substance of all legal
              ---------------------------
matters contemplated hereby and all papers delivered hereunder shall be reasonably acceptable to Suelthaus & Walsh, P.C., counsel to the Company.

      5.4  Termination of Agreement and Abandonment of Company Merger.  This
           ----------------------------------------------------------
Agreement may be terminated at any time before the Effective Time, whether before or after approval thereof by shareholders of Company, as provided below:

          (a) Mutual Consent.  By mutual consent of the parties, evidenced by
              --------------
their written agreement.

          (b) Closing Delay.  At the election of either party, evidenced by
              -------------
written notice, if the Closing shall not have occurred on or before March 31, 1999, or such later date as shall have been agreed to in writing by the parties;

provided, however, that the right to terminate under this Section 5.4(b) shall
--------  -------
not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

          (c) Conditions to Commercial Performance Not Met.  By Commercial upon
              --------------------------------------------
delivery of written notice of termination to Company if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Commercial to effect the Company Merger set forth in Sections 5.1 and 5.2 and noncompliance is not waived by Commercial, provided, however, that the right to terminate
                             --------  -------
under this Section 5.4(c) shall not be available to Commercial where Commercial's failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

          (d) Conditions to Company Performance Not Met.  By the Company upon
              -----------------------------------------
delivery of written notice of termination to Commercial if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Company to effect the Company Merger set forth in Sections 5.1 and 5.3 and noncompliance is not waived by Company, provided, however, that the right to terminate under this Section 5.4(d) shall
--------  -------
not be available to the Company where the Company's failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.


                                   ARTICLE VI
                TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES

      6.1 Termination; Lack of Survival of Representations and Warranties.  In
          ---------------------------------------------------------------
the event of the termination and abandonment of this Agreement pursuant to
Section 5.4 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 2.9 and 3.6 (Brokers and Finders), 4.7 (Publicity), 6.2 (Payment of Expenses) and 8.2 (Confidentiality) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 5.4(c) or 5.4(d) of this Agreement shall not relieve the breaching party from liability for an uncured intentional and willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     The representations, warranties and agreements of the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreements; provided, however, that the foregoing clause shall not (i) apply to
            -----------------
agreements of the parties which by their terms are intended to be performed after the Effective Time, and (ii) shall relieve any person for liability for fraud, deception or intentional misrepresentation.

      6.2 Payment of Expenses.
          -------------------

          (a) Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

          (b) Notwithstanding any provision in this Agreement to the contrary, in order to induce Commercial to enter into this Agreement and as a means of compensating Commercial for the substantial direct and indirect monetary, and other costs incurred and to be incurred in connection with this Agreement and the transactions contemplated hereby, the Company agrees that if this Agreement is terminated in accordance with its terms and, prior to such termination, a Termination Event, as defined in paragraph (c) below, shall have occurred, then in that event the Company will upon demand pay to Commercial in immediately available funds the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Termination Fee"); provided that such amounts shall represent the exclusive remedy of Commercial with respect to a Termination Event.

          (c) For purposes of this Agreement, a Termination Event shall mean any of the following:

          (i) The Company or any Company Subsidiary or any shareholder of the Company shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Section 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, and the rules and regulations thereunder) other than Commercial or any affiliate of Commercial (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the Securities Act of 1933). For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving the Company or any Company Subsidiary, (y) a purchase, lease, or other acquisition of all or substantially all of the assets of the Company or any Company Subsidiary or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of 10% or more of any class of equity securities of the Company or any Company Subsidiary; or

          (ii) The making of a proposal which is communicated to the Company itself, the Board of Directors of the Company, or to all of its shareholders by any person other than Commercial or any affiliate of Commercial to engage in an Acquisition Transaction and, either (A) Company or Midland Bank shall have willfully breached any covenant or obligation contained in this Agreement and such breach would entitle Commercial to terminate this Agreement, (B) the shareholders of the Company shall not have approved the Company Merger at the meeting held for that purpose or any adjournment thereof (or through solicitation of consents), (C) such meeting shall not have been held or shall have been canceled prior to termination of this Agreement (unless consents shall have been solicited and received in lieu of such meeting) or no consents are solicited or (D) the Board of Directors of the Company shall have recommended that the shareholders of the Company approve or accept any Acquisition Transaction with any person other than Commercial or any affiliate of Commercial, or (E) Company's Board of Directors shall have withdrawn or modified in a manner adverse to Commercial the recommendation of Company's Board of Directors with respect to this Agreement.

                                  ARTICLE VII
                         CERTAIN POST-MERGER AGREEMENTS

      7.1 Employees.
          ---------

          (a) Employees of the Company who become employees of Commercial or the Bank after the Effective Time shall be eligible to participate in all benefit plans sponsored by Commercial or the Bank to the same extent as other similarly situated Commercial or Bank employees, with full credit for prior service with the Company or Company Subsidiaries for purposes of vesting, eligibility for participation and co-payments and deductibles, but not benefit accruals under 401(k) plans sponsored by Commercial or the Bank. Commercial shall honor all accrued vacation leave for the employees of Company and the Company Subsidiaries following the Effective Time to the extent listed in Section 7.1 of Schedule I but subject to expiration within one year of the Effective Time and with respect to accruals after the Effective Time, subject to Commercial's policies applicable to the accrual of vacation pay.

          (b) Commercial shall provide to the employees of the Company and Company Subsidiaries full credit for prior service with the Company and with the Company Subsidiaries for purposes of severance benefits under Commercial's guidelines in respect of such matters, which guidelines currently provide a severance benefit equivalent to one week's salary for each year of service, with a maximum aggregate entitlement equal to eight weeks of salary.

     7.2  Noncompetition Agreement.  Commercial and Thomas H. Brouster shall
          ------------------------
enter into a Noncompetition Agreement providing for compensation by Commercial to Mr. Brouster of $500,000, in the form attached hereto as Exhibit C.


                                  ARTICLE VIII
                                    GENERAL

      8.1 Amendments.  Subject to applicable law, this Agreement may be amended,
          ----------
whether before or after any relevant approval of shareholders, by an agreement in writing executed in the same manner as this Agreement and authorized or ratified by the Boards of Directors of the parties hereto, provided that, after
                                                           -------------
the adoption of the Agreement by the shareholders of the Company, no such amendment without further shareholder approval may change the amount or form of the consideration to be received by the Company shareholders in the Company Merger.

      8.2 Confidentiality.  All information disclosed hereafter by any party to
          ---------------
this Agreement to any other party to this Agreement, including, without limitation, any information obtained pursuant to Sections 4.1 or 4.09 hereof, shall be kept confidential by such other party and shall not be used by such other party otherwise than as herein contemplated except to the extent that (i) it was known by such other party when received, (ii) it is or hereafter becomes lawfully obtainable for other sources, (iii) it is necessary or appropriate to disclose to any regulatory authority having jurisdiction over the parties or their subsidiaries or as may otherwise be required by law, or (iv) to the extent such duty as to confidentiality is waived by the other party. In the event of the termination of this Agreement, each party shall use all reasonable efforts to return upon request to the other parties all documents (and reproductions thereof) received from such other parties (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 8.2.

      8.3 Governing Law.  This Agreement and the legal relations between the
          -------------
parties shall be governed by and construed in accordance with the laws of the State of Nebraska without taking into account a provision regarding choice of law, except to the extent certain matters may be governed by federal law by reason of preemption.

      8.4 Notices.  Any notices or other communications required or permitted
          -------
hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, addressed, if to Commercial or Company, to

                    Commercial Federal Corporation
                    2120 South 72nd Street
                    Omaha, Nebraska  68124
                    Attention: James A. Laphen, President

          with a copy to:

                    Housley Kantarian & Bronstein, P.C.
                    Suite 700
                    1220 19th Street, N.W.
                    Washington, DC  20036
                    Attention:   Cynthia R. Cross, Esq.

                         and

                    Midland First Financial Corporation
                    740 Northwest Blue Parkway
                    Lee's Summit, Missouri 64086
                    Attention:  Mr. Thomas Brouster, Chairman

          with a copy to:

                    Suelthaus & Walsh, P.C.
                    7733 Forsyth Boulevard
                    12 Floor,
                    St. Louis, Missouri  63105
                    Attention: Kenneth H. Suelthaus, Esquire or such other address as shall be furnished in writing by any such party, and any such notice or communication shall be deemed to have been given two business days after the date of such mailing (except that the notice of change of address shall not be deemed to have been given until received by the addressee).
Notices may also be sent by telegram, telex, facsimile transmission or hand delivery and in such event shall be deemed to have been given as of the date received.

      8.5 No Assignment.  This Agreement may not be assigned by any of the
          -------------
parties hereto, by operation of law or otherwise, except as contemplated hereby.

      8.6 Headings.  The description heading of the several Articles and
          --------
Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      8.7 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

      8.8 Construction and Interpretation.  Except as the context otherwise
          -------------------------------
requires, (a) all references herein to any state or federal regulatory agency shall also be deemed to refer to any predecessor or successor agency, and (b) all references to state and federal statutes or regulations shall also be deemed to refer to any successor statute or regulation.

      8.9 Entire Agreement.  This Agreement, together with the schedules, lists,
          ----------------
exhibits and certificates required to be delivered hereunder, and any amendment hereafter executed and delivered in accordance with Section 8.1, constitutes the entire agreement of the parties, and supersedes any prior written or oral agreement or understanding among any of the parties hereto pertaining to the Company Merger. This Agreement is not intended to confer upon any other persons any rights or remedies hereunder except as expressly set forth herein.

      8.10 Severability.  Whenever possible, each provision of this Agreement
           ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

      8.11 No Third Party Beneficiaries.  Nothing in this Agreement shall
           ----------------------------
entitle any person (other than the Company, Commercial and their respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind, except as otherwise expressly provided herein.

      8.12 Enforcement of Agreement.  The parties hereto agree that
           ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunder duly authorized, all as of the date set forth above.

      COMMERCIAL FEDERAL                     MIDLAND FIRST FINANCIAL
       CORPORATION                            CORPORATION


By:                                     By:
   -----------------------------------     ------------------------------------
Name:                                   Name:
     ---------------------------------       ----------------------------------
Title:                                  Title:
      --------------------------------        ---------------------------------




      COMMERCIAL FEDERAL BANK,               MIDLAND BANK
       A FEDERAL SAVINGS BANK



By:                                     By:
   -----------------------------------     ------------------------------------
Name:                                   Name:
     ---------------------------------       ----------------------------------
Title:                                  Title:
      --------------------------------        ---------------------------------



     [NEWSUB]



By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------